UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2006

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1900	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties. Among those risks and uncertainties, many of which are beyond the control of the Company, include, without limitation, fluctuations in oil and gas prices; level of fleet additions by competitors and vessel overcapacity; changes in capital spending by customers in the energy industry for exploration, development and production; changing customer demands for different vessel specifications which may make some of our vessels technologically obsolete for certain customer projects or in certain markets; acts of terrorism; significant weather conditions; unsettled political conditions, war, civil unrest and governmental actions, especially in higher risk countries of operations; foreign currency fluctuations; and environmental and labor laws. Readers should consider all of these risk factors as well as other information contained in this report.

Item 5.02. Appointment of Principal Officer

On July 7, 2006, the company issued a press release announcing that Jeffrey M. Platt, currently a Senior Vice President of the Company, has been promoted to the position of Executive Vice President, effective July 1, 2006. Mr. Platt will be responsible for overseeing the day-to-day marine operations of the Company, both domestically and internationally.

The press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if fully set forth.

Item 8.01. Other Events

In connection with the annual stockholder meeting of Tidewater Inc. (the “Company”) to be held on July 20, 2006, the Company has recently learned that both Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. have recommended that stockholders withhold votes from director nominee William C. O’Malley. Mr. O’Malley previously served as the Company’s chief executive officer from 1994 to 2002, and currently serves on the Nominating and Corporate Governance Committee of the Board of Directors. As set forth in the Company’s definitive proxy statement filed in connection with the upcoming annual meeting, the Company’s Board of Directors has previously determined that Mr. O’Malley qualifies as an “independent director” as defined by both the Securities and Exchange Commission and the New York Stock Exchange. Further, the Board believes Mr. O’Malley is uniquely qualified to evaluate potential director nominees, and believes that Mr. O’Malley’s presence on the Nominating and Corporate Governance Committee promotes the interests of the Company’s stockholders. However, as set forth in their respective reports, neither ISS nor Glass Lewis view Mr. O’Malley as independent due to his prior tenure as the Company’s chief executive officer, and have accordingly recommended withhold votes for Mr. O’Malley due to his presence on the nominating and corporate governance committee. In order to address the concerns raised by ISS and Glass Lewis, Mr. O’Malley and the Board have agreed that Mr. O’Malley will no longer be a member of the Nominating and Corporate Governance Committee effective July 6, 2006. The Board will review the current committee membership at its meeting to be held on July 20, 2006, and determine at that time if this committee vacancy will be filled by another director.

In addition, the Company has also learned that Glass Lewis & Co. has recommended that stockholders withhold votes from director nominee Jon C. Madonna at the upcoming annual meeting due to the fact that Mr. Madonna was a member of the audit committee of four public companies. Since mailing the proxy statement relating to the upcoming annual meeting, the Company has learned that Mr. Madonna is no longer a member of the Board of Directors or the audit committee of Albertson’s Inc. as a result of the recent acquisition of Albertson’s Inc. Accordingly, in addition to Tidewater, Mr. Madonna currently serves as a director of AT&T Corp. and Phelps Dodge Corp., and is a member of the audit committee of those three public companies.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are furnished with this Form 8-K:

99.1 Press Release dated July 7, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Cliffe F. Laborde
Cliffe F. Laborde
Executive Vice President, General Counsel
and Secretary

Date: July 7, 2006

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